UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________________

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2009

CORNERSTONE HEALTHCARE PLUS REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As reported in our Current Report on Form 8-K dated December 30, 2009, we purchased an existing assisted–living facility, known as GreenTree at Westwood, from GreenTree at Westwood, LLC, an unaffiliated party, for a purchase price of approximately $5.2 million.  The acquisition was funded with net proceeds raised from our ongoing public offering but we may later place mortgage debt on the property. Under the purchase and sale agreement executed in connection with the acquisition, a portion of the purchase price for the property is to be calculated and paid to the seller as earnout payments based upon the net operating income, as defined, of the property during each of the three-years following our acquisition of the property.  The maximum aggregate amount that the seller may receive under the earnout provision is $1.0 million.

GreenTree at Westwood consists of 58 assisted living units in an approximately 50,249 square-foot, three-story facility situated on approximately 4.0 acres of land in Columbus, Indiana. The facility was built in 1998.  GreenTree at Westwood will continue to be managed by Provision Living, LLC.

We do not intend to make significant renovations or improvements to the property and believe that the property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities.  Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and GreenTree at Westwood will be operated pursuant to a lease with our TRS. Our TRS has engaged an unaffiliated management company to operate the assisted-living facility.  Under the management contract, the manager has direct control of the daily operations of the property.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to the Property are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 30, 2009 and are filed herewith and incorporated herein by reference.

GreenTree at Westwood, LLC

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Healthcare Plus REIT, Inc. relating to the acquisition of the Property are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 30, 2009 and are filed herewith and incorporated herein by reference.

Cornerstone Healthcare Plus REIT, Inc.

Summary of Unaudited Pro Forma Financial Information	12

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2009	13

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2008	14

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2009	15

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: March 15, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cornerstone Healthcare Plus REIT, Inc.
Irvine, CA

We have audited the accompanying balance sheet of GreenTree at Westwood, LLC (the "Company") as of December 31, 2008, and the related statements of operations, members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of GreenTree at Westwood, LLC as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 15, 2010

GreenTree at Westwood, LLC
BALANCE SHEETS

	December 31, 2008	September 30, 2009
		(unaudited)
ASSETS
Cash and cash equivalents	$2,000	$2,000
Investment in real estate
Land	368,000	368,000
Building, improvements and equipment, net	2,626,000	2,558,000
	2,994,000	2,926,000

Tenant and other receivables	23,000	11,000
Prepaid expenses and other assets, net	15,000	8,000
Total assets	$3,034,000	$2,947,000

LIABILITIES AND MEMBERS’ DEFICIT
Liabilities:
Notes payable	$3,136,000	$3,151,000
Accounts payable and accrued liabilities	213,000	268,000
Payable to related parties	1,559,000	1,382,000
Prepaid rent and security deposits	70,000	43,000
Total liabilities	4,978,000	4,844,000

Commitments and contingencies (Note 6)

Members' deficit	(1,944,000)	(1,897,000)
Total liabilities and members' deficit	$3,034,000	$2,947,000

The accompanying notes are an integral part of these financial statements.

GreenTree at Westwood, LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2008	Nine Months ended September 30, 2008	Nine Months ended September 30, 2009
Revenues:		(unaudited)	(unaudited)

Rental revenues	$1,605,000	$1,196,000	$1,190,000
Other income	153,000	116,000	114,000
	1,758,000	1,312,000	1,304,000
Expenses:
Property operating and maintenance	1,390,000	1,027,000	970,000
Depreciation	104,000	76,000	77,000
	1,494,000	1,103,000	1,047,000
Operating income	264,000	209,000	257,000

Interest expense	$256,000	$187,000	$210,000

Net income	$8,000	$22,000	$47,000

The accompanying notes are an integral part of these financial statements.

GreenTree at Westwood, LLC
STATEMENTS OF MEMBERS' DEFICIT

Total

Balance – January 1, 2008	$(1,952,000)

Net income	8,000

Balance – December 31, 2008	(1,944,000)

Net income (unaudited)	47,000

Balance – September 30, 2009 (unaudited)	$(1,897,000)

The accompanying notes are an integral part of these financial statements.

GreenTree at Westwood, LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,000	$22,000	$47,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	104,000	76,000	77,000
Deferred financing cost amortization	7,000	5,000	3,000
Provisions for bad debt	15,000	8,000	-
Changes in operating assets and liabilities:
Tenant and other receivables	(16,000)	(6,000)	12,000
Prepaid expenses and other assets	(6,000)	(7,000)	4,000
Accounts payable and accrued liabilities	45,000	61,000	55,000
Prepaid rent and security deposits	11,000	(8,000)	(27,000)
Net cash provided by operating activities	168,000	151,000	171,000

CASH FLOWS FROM INVESTING ACTIVITIES -
Additions to leasehold improvements and equipment	(15,000)	(5,000)	(9,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	(63,000)	(47,000)	(51,000)
Proceeds from notes payable	-	-	66,000
Payables to related parties	(90,000)	(99,000)	(177,000)
Net cash used in financing activities	(153,000)	(146,000)	(162,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	-	-
Cash and cash equivalents - beginning of period	2,000	2,000	2,000
Cash and cash equivalents - end of period	$2,000	$2,000	$2,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$198,000	$149,000	$146,000

The accompanying notes are an integral part of these financial statements.

GreenTree at Westwood, LLC
Notes to Financial Statements
For the Year ended December 31, 2008 and Nine Months ended September 30, 2009 (unaudited) and 2008 (unaudited)

1.	Business Overview

GreenTree at Westwood, LLC (the “Company”) is an Indiana limited liability company that was formed on November 17, 1997 between Greenwalt Development, Inc., an Indiana corporation and Breeden Investment Group, Inc., an Indiana corporation.   The Company was formed to acquire and operate the GreenTree at Westwood senior assisted-living facility (the “Property”).

2.	Principles of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.  As of December 31, 2008 and September 30, 2009 (unaudited), the Company does not have cash balances with banks in excess of FDIC insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Building, improvements and equipment, net

Building, improvements and equipment are stated at cost, net of related depreciation. The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives.  Building and improvements are depreciated over the estimated useful lives ranging primarily from 5 to 39 years.  Equipment, which includes furniture and fixtures is depreciated over 15 years. The Company capitalizes costs that extend the life of the related asset.  Repair and maintenance are expensed as incurred.

Tenant and other receivables

Tenant and other tenant receivables consist primarily of amounts due to the Company from the tenants for rent and services provided. The Company records bad debt using the direct write-off method which approximates the allowance method. Bad debt for the year ended December 31, 2008 was $15,000, and $0 and $8,000 for the nine months ended September 30, 2009 (unaudited) and 2008 (unaudited), respectively.

Prepaid expenses and other assets

Prepaid expenses and other assets includes prepaid insurance, other miscellaneous prepaid operating expenses, and a receivable from related party of $5,000 at December 31, 2008, in addition to deferred financing costs of $62,000, net of accumulated amortization of $59,000 at December 31, 2008.  The deferred financing costs were fully amortized at September 30, 2009.  Deferred financing costs incurred in connection with debt financing are amortized using the straight-line basis over the term of the loan which approximates the effective interest rate method.

Notes payable

In connection with the acquisition of GreenTree at Westwood, on January 6, 1998, the Company entered into a promissory note with HomeFederal Bank in the amount of approximately $3.3 million.   The loan matured on January 1, 2010 and carried an interest at a fixed rate of 6.24% per annum.   As of December 31, 2008, and September 30, 2009, the Company had net borrowings of approximately $3.1 million and $3.2 million, respectively. During 2008, the Company incurred approximately $198,000 of interest expense related to the note.  On December 31, 2009, the Company paid off the loan.  On August 27, 2009, the Company entered into a promissory note with Indiana Bank & Trust Company in the amount of $66,000 for funding improvement projects.  This loan matured on January 1, 2010 and carried an interest of 6.5% per annum.  The Company paid off this loan on December 31, 2009.

Payable to related parties

Payable to related parties at December 31, 2008 and September 30, 2009, consists of expense reimbursement payable to the Greenwalt Development, Inc. and CateredLife Communities, Inc., affiliates to the Company.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.  Rental revenue related to leases is recognized as earned.  Residents of the Property pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals, activities and some housekeeping services.  Residents also pay a one time, non-refundable community fee equivalent to one month’s rent prior to move-in.  Other income includes enhanced services that are billed at a fixed rate per month.  Enhanced services include assistance with personal care, additional house cleaning, room meal service, assistance with personal laundry, escort services, bathing support and transportation outside the Property.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted Financial Accounting Standard Board  Accounting Standard Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures. ASC 820-10 defines fair value, establishes a framework for measuring fair value in GAAP and provides for expanded disclosure about fair value measurements. ASC 820-10 applies prospectively to all other accounting pronouncements that require or permit fair value measurements. The adoption of ASC 820-10 did not have a material impact on its financial statements since the Company does not record its financial assets and liabilities in its financial statements at fair value.

The Company adopted ASC 820-10 for its non-financial assets and non-financial liabilities on January 1, 2009. The adoption of ASC 820-10 for its non-financial assets and liabilities did not have a material impact on its financial statements.

ASC 825-10, Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company generally determine or calculate the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and our estimates for non-performance and liquidity risk. These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

Our balance sheets include the following financial instruments: cash and cash equivalents, tenant and other receivables, payable to related parties, prepaid rent and security deposits, accounts payable and accrued liabilities and notes payable. The Company consider the carrying values of cash and cash equivalents, tenant and other receivables, payable to related parties, prepaid rent and security deposits, accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected payment.

The fair values of notes payable are estimated using lending rates available to us for financial instruments with similar terms and maturities and had been calculated to approximate the carrying value.   As of December 31, 2008 and September 30, 2009, the fair value of notes payable was $3.3 million and $3.2 million, respectively.

3.	Building, improvements and equipment, net

At December 31, 2008 and September 30, 2009, building, improvements and equipment consisted of the following assets:

	December 31, 2008	September 30, 2009 (unaudited)
Building, improvements and equipment	$3,804,000	$3,813,000
Accumulated depreciation	(1,178,000)	(1,255,000)
Building, improvements and equipment, net	$2,626,000	$2,558,000

4.	Members’ deficit

The Company was formed on November 17, 1997.  Greenwalt Development, Inc. contributed $250,000 for a 67.5% membership and Breeden Investment Group, Inc. contributed $350,000 for a 32.5% membership interest.   All profit and losses of the Company are allocated to and between the members in proportion to their respective membership interests.  Distributions are to be made in proportion to membership interests of each member.

5.	Recently Issued Accounting Pronouncements

In June 2009, the FASB updated ASC 810, Consolidation, to require ongoing analyses to determine whether an entity’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”), making it the primary beneficiary, based on whether the entity (i) has the power to direct activities of the VIE that most significantly impact its economic performance, including whether it has an implicit financial responsibility to ensure the VIE operates as designed, and (ii) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Enhanced disclosures regarding an entity’s involvement with variable interest entities are also required under the provisions of ASC 810. These requirements are effective January 1, 2010. The adoption of these requirements is not expected to have a material impact on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Improving Disclosures About Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 adds new requirements for disclosures of significant transfers into and out of Levels 1, 2 and 3 of the fair value hierarchy, the reasons for the transfers and the policy for determining when transfers are recognized. ASU 2010-06 also adds new requirements for disclosures about purchases, sales, issuances and settlements on a gross rather than net basis relating to the reconciliation of the beginning and ending balances of Level 3 recurring fair value measurements. It also clarifies the level of disaggregation to require disclosures by “class” rather than by “major category of assets and liabilities” and clarifies that a description of inputs and valuation techniques used to measure fair value is required for both recurring and nonrecurring fair value measurements classified as Level 2 or 3. ASU 2010-06 is effective January 1, 2010 except for the requirements to provide the Level 3 activity of purchases, sales, issuances and settlements on a gross basis which are effective January 1, 2011. The adoption of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

6.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, and cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s cash flows, financial condition or results of operations.

7.	Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 15, 2010, the date the financial statements were issued. On December 30, 2009, the Company sold the Property to Cornerstone Healthcare Plus REIT, Inc., a non-related party, for a selling price of approximately $5.2 million.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2008 and for the nine months ended September 30, 2009  have been prepared as if the acquisition of GreenTree at Westwood (the “Property”) had occurred as of January 1, 2008.   The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2009 has been prepared as if the acquisition of the Property had occurred on September 30, 2009.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Unaudited Financial Statements of the Company for the nine months ended September 30, 2009 included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2009; and (ii) the Statements of Operations of the Property for the year ended December 31, 2008 and nine months ended September 30, 2009 filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2009

				Proforma
	September 30,	Recent		September 30,
	2009 (A)	Acquisition		2009
ASSETS
Cash and cash equivalents	$18,695,000	$(5,112,000	)(B)	$13,583,000
Investment in real estate
Land	4,647,000	712,000	(B)	5,359,000
Building, equipment and improvements, net	16,596,000	3,710,000	(B)	20,306,000
Furniture and fixtures, net	338,000	140,000	(B)	478,000
Identified intangible assets	1,524,000	619,000	(B)	2,143,000
	23,105,000	5,181,000		28,286,000

Deferred costs and deposits	12,000	-		12,000
Deferred financing costs, net	67,000	-		67,000
Tenant and other receivables, net	133,000	90,000	(B)	223,000
Prepaid expenses	81,000	18,000	(B)	99,000
Restricted cash	360,000	-		360,000
Goodwill	769,000	372,000	(B)	1,141,000
Total assets	$43,222,000	$549,000		$43,771,000

LIABILITIES AND EQUITY
Liabilities:
Note payable to related party	$14,000,000	$-		$14,000,000
Note payable	2,760,000	-		2,760,000
Accounts payable and accrued liabilities	606,000	597,000	(B)	1,203,000
Payable to related parties	1,621,000	-		1,621,000
Prepaid rent and security deposits	208,000	10,000	(B)	218,000
Dividend payable	208,000	-		208,000
Total liabilities	19,403,000	607,000		20,010,000

EQUITY
Stockholders' equity:
Common stock, $.01 par value; 580,000,000 shares authorized; 3,598,518 and 1,058,252 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	36,000	-		36,000
Additional paid-in capital	27,938,000	-		27,938,000
Accumulated deficit	(4,102,000)	(58,000	)(C)	(4,160,000)
Total stockholders' equity	23,872,000	(58,000)		23,814,000
Noncontrolling interest	(53,000)	-		(53,000)
Total equity	23,819,000	(58,000)		23,761,000
Total liabilities and equity	$43,222,000	$549,000		$43,771,000

(A)	Derived from the Cornerstone Healthcare Plus REIT, Inc. and subsidiaries’ unaudited consolidated financial statements as of September 30, 2009.

(B)
Represents the purchase price allocation of the Property in accordance with US generally accepted accounting principles and other working capital assets acquired and liabilities assumed.  The acquisition cost is allocated to a property’s tangible (primarily land, building, equipment and site improvements) and intangible (in-place leases, tenant relationship and goodwill) assets and liabilities at their estimated fair value. The purchase price allocations to tenant relationships and in-place lease values are calculated based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. Goodwill represents the excess of identified acquisition costs over the fair value of net assets of businesses acquired. The acquisition cost has been allocated to land ($712,000), building and improvements ($3,710,000), furniture, equipment and fixtures ($140,000), in-place lease values ($414,000), tenant relationship value ($205,000), earnout contingent liability ($394,000) and goodwill ($372,000).

(C)	This represents the one-time closing costs incurred at the time of the Property’s acquisition.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$-	$1,605,000	(B)	$1,605,000
Other revenues	-	153,000	(B)	153,000
	-	1,758,000		1,758,000

Expenses:
Property operating and maintenance	-	1,393,000	(C)	1,393,000
Real estate acquisition costs	358,000	-	(D)	358,000
General and administrative expenses	875,000	-		875,000
Asset management fees	-	52,000	(E)	52,000
Depreciation and amortization	-	525,000	(F)	525,000
	1,233,000	1,970,000		3,203,000
Operating loss	(1,233,000)	(212,000)		(1,445,000)

Interest income	7,000	-		7,000
Interest expense	(1,000)	-		(1,000)

Net loss	(1,227,000)	(212,000)		(1,439,000)
Less: net loss attributable to noncontrolling interest	(121,000)	(3,000	)(G)	(124,000)
Net loss attributable to common stockholders	$(1,106,000)	$(209,000)		$(1,315,000)

Basic and diluted net loss per common share attributable to common stockholders	$(12.90)	$(0.35)		$(1.92)

Weighted average number of common shares	85,743	598,837	(H)	684,580

(A)	Represents the historical consolidated results of operations of Cornerstone Healthcare Plus REIT, Inc. and subsidiaries, for the year ended December 31, 2008.

(B)	Represents the Property’s rental revenues and other income for the year ended December 31, 2008.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of Cornerstone Healthcare Plus REIT, Inc. for the year ended December 31, 2008) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
Cornerstone Healthcare Plus REIT, Inc. incurred a total of $58,000 in acquisition fee and expenses related to the acquisition of this property.  As these are nonrecurring charges, they had been excluded from the unaudited pro forma consolidated statement of operations.

(E)
Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2008.  The advisory agreement requires us to pay our advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principles in the United States of America.

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $414,000 which is amortized over one and a half years. The amortization of tenant relationship is based on an allocation of $205,000 which is amortized over one and a half years.  The Company allocates the purchase price in accordance with US generally accepted accounting principle. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements) and intangible assets at their estimated fair value.

(G)	Represents noncontrolling interest share of approximately 1.2% of the net loss of the Property.

(H)
The Property was acquired using proceeds, net of offering costs, received from our initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2008.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$3,462,000	$1,190,000	(B)	$4,652,000
Other income	1,127,000	114,000	(B)	1,241,000
	4,589,000	1,304,000		5,893,000

Expenses:
Property operating and maintenance	3,691,000	960,000	(C)	4,651,000
Real estate acquisition costs	1,101,000			1,101,000
General and administrative expenses	839,000	-		839,000
Asset management fees	151,000	39,000	(D)	190,000
Depreciation and amortization	958,000	290,000	(E)	1,248,000
	6,740,000	1,289,000		8,029,000
Operating (loss) income	(2,151,000)	15,000		(2,136,000)

Interest income	6,000	-		6,000
Interest expense	(760,000)	-		(760,000)

Net (loss) income	(2,905,000)	15,000		(2,890,000)
Less: net loss attributable to noncontrolling interest	(42,000)	-		(42,000)
Net (loss) income attributable to common stockholders	$(2,863,000)	$15,000		$(2,848,000)

Basic and diluted net (loss) income per common share attributable to common stockholders	$(1.70)	$0.02		$(1.08)

Weighted average number of common shares	1,682,899	944,963	(F)	2,627,862

(A)	Represents the historical unaudited consolidated results of operations of Cornerstone Healthcare Plus REIT, Inc. and subsidiaries for the nine months ended September 30, 2009.

(B)	Represents the Property’s rental revenues and other income for the nine months ended September 30, 2009.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of Cornerstone Healthcare Plus REIT, Inc. for the nine months ended September 30, 2009) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2008.  The advisory agreement requires us to pay our advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with generally accepted accounting principles in the United States of America.

(E)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place lease value is based on an allocation of $414,000 which is amortized over one and a half years. The amortization of tenant relationship value is based on an allocation of $205,000 which is amortized over one and a half years.  The Company allocates the purchase price in accordance with US generally accepted accounting principle. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements) and intangible assets at their estimated fair value.

(F)
The Property was acquired using proceeds, net of offering costs, received from our initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2008.